As filed with the Securities and Exchange Commission on May 5, 2000
                                              Registration No. 333-_____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   VIACOM INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                           04-2949533
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                     1515 Broadway, New York, New York 10036
                                 (212) 258-6000
       (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                            -------------------------


                        The Westinghouse Savings Program
                          CBS Employee Investment Fund
            Infinity Broadcasting Corporation Employees' 401(k) Plan
         Infinity Broadcasting Corporation Employees' 401(k) Union Plan
       CBS Corporation Deferred Compensation and Stock Plan for Directors
                        CBS 1991 Long-Term Incentive Plan
                        CBS 1993 Long-Term Incentive Plan

                           (Full titles of the Plans)
                            -------------------------


                            Michael D. Fricklas, Esq.
             Executive Vice President, General Counsel and Secretary
              Viacom Inc., 1515 Broadway, New York, New York 10036
                                 (212) 258-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
    Title of securities         Amount to be            Proposed maximum               Proposed maximum           Amount of
   to be registered (1)          registered       offering price per share (2)     aggregate offering price   registration fee
-------------------------------------------------------------------------------------------------------------------------------
Class B Common Stock           11,300,000 (3)               $54.50                        $615,850,000             $162,584
-------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Westinghouse Savings Program, the CBS Employee Investment Fund, the Infinity Broadcasting Corporation Employees' 401(k) Plan and the Infinity Broadcasting Corporation Employees' 401(k) Union Plan (the "CBS Investment Plans").

(2) Pursuant to Rules 457(c) and 457(h) of the Securities Act, the offering price and registration fee calculations are based on the average of the high and low prices of the of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock") of Viacom Inc. (the "Registrant") on the New York Stock Exchange consolidated reporting system on May 3, 2000.

(3) Represents an aggregate of 3,700,000 shares of Class B Common Stock under the CBS 1991 Long-Term Incentive Plan and the CBS 1993 Long-Term Incentive Plan (the "CBS Option Plans") and 7,600,000 shares of Class B Common Stock under the CBS Investment Plans.

                                EXPLANATORY NOTE

                  Pursuant to an Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999 (the "Merger Agreement"), among the Registrant, CBS Corporation ("CBS") and Viacom/CBS LLC, among other things, (I) CBS merged with and into the Registrant with the Registrant continuing as the surviving corporation, (ii) each share of common stock, par value $1.00 per share, of CBS ("CBS Common Stock"), issued and outstanding immediately prior to the Effective Time was converted into the right to receive 1.085 shares of Class B Common Stock, and (iii) at the Effective Time, shares of Class B Common Stock, rather than shares of CBS Common Stock, became issuable pursuant to the following plans:

                  CBS Investment Plans
                  o   The Westinghouse Savings Program
                  o   CBS Employee Investment Fund
                  o   Infinity Broadcasting Corporation Employees' 401(k) Plan
                  o   Infinity Broadcasting Corporation Employees' 401(k) Union
                      Plan

                  CBS Option Plans
                  o CBS Corporation Deferred Compensation and Stock Plan for Directors
                  o   CBS 1991 Long-Term Incentive Plan
                  o   CBS 1993 Long-Term Incentive Plan

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS




Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*





























----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference into this Registration Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A dated April 28, 2000;

                  (b) Current Report on Form 8-K dated May 4, 2000;

                  (c) The description of the Registrant's Class B Common Stock contained in the Registrant's joint proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 filed with the Commission on November 24, 1999 (Registration No. 333-88613).

                  (d) Joint proxy statement/prospectus filed by the Registrant and CBS on November 24, 1999.

                  The following documents filed with the Commission by CBS are hereby incorporated by reference into this Registration Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as amended by Amendment No. 1 to the Annual Report on Form 10-K/A dated April 28, 2000;

                  (b) Annual Report on Form 11-K for the Westinghouse Savings Program for the fiscal year ended December 31, 1998.

                  (c) Annual Report on Form 11-K for the CBS Employee Investment Fund for the fiscal year ended December 31, 1998.

                  (d) Annual Report on Form 11-K for the Infinity Broadcasting Corporation Employees' 401(k) Plan for the fiscal year ended December 31, 1998.

                  (e) Annual Report on Form 11-K for the Infinity Broadcasting Corporation Employees' 401(k) Union Plan for the fiscal year ended December 31, 1998.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

                  Not applicable.


Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.


Item 6.           Indemnification of Directors and Officers.

                  Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to include in its certificate of incorporation a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation (the "Viacom Charter") contains provisions that eliminate directors' personal liability, in certain circumstances.

                  Section 1 of Article VI of the Viacom Charter provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2 of Article VI of the Viacom Charter provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

                  Section 4 of Article VI of the Viacom Charter provides that any indemnification made pursuant to the above provisions (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceedings, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders of the Registrant entitled to vote thereon.

                  The Viacom Charter provides that to the extent that a present or former director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith. The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the Viacom Charter shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Registrant is authorized to enter into an agreement with any director, officer, employee or agent of the Registrant providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Registrant, that arises by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

                  The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of Article VI of the Viacom Charter.

                  Pursuant to Section 7 of Article VI of the Viacom Charter, the Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.

                  See Exhibit Index.

                  The Registrant has submitted the CBS Investment Plans to the Internal Revenue Service (the "IRS") in a timely manner for a determination as to the qualification of the CBS Investment Plans under Sections 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended, and the Registrant will cause all changes required by the IRS to be made to maintain the qualification of the CBS Investment Plans.

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 5, 2000.

                               VIACOM INC.
                               (Registrant)


                               By: /s/ Michael D. Fricklas
                                  -------------------------------------------
                               Name:   Michael D. Fricklas
                               Title:  Executive Vice President, General Counsel
                                       and Secretary


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 5th day of May, 2000.


      Signature                             Capacity
      ---------                             --------



           *                                Director
-----------------------------
George S. Abrams


           *                                Director
-----------------------------
George H. Conrades


           *                                Director
-----------------------------
Philippe P. Dauman


           *                                Director
-----------------------------
Thomas E. Dooley


           *                                Director
-----------------------------
William H. Gray III


           *                                Director, President and Chief
-----------------------------               Operating Officer
Mel Karmazin

           *                                Director
-----------------------------
Jan Leschly


           *                                Director
-----------------------------
David T. McLaughlin


           *                                Director
-----------------------------
Leslie Moonves


           *                                Director
-----------------------------
Ken Miller


           *                                Director
-----------------------------
Brent D. Redstone


           *                                Director
-----------------------------
Shari Redstone


           *                                Director, Chairman of the Board, and
-----------------------------               Chief Executive Officer
Sumner M.  Redstone                         (Principal Executive Officer)


           *                                Executive Vice President and
-----------------------------               Chief Financial Officer
Fredric G. Reynolds                         (Principal Financial Officer)


           *                                Director
-----------------------------
Frederic V. Salerno


           *                                Director
-----------------------------
William Schwartz


           *                                Director
-----------------------------
Ivan Seidenberg


           *                                Director
-----------------------------
Patty Stonesifer


           *                                Director
-----------------------------
Robert D. Walter


           *                                Vice President, Controller and
-----------------------------               Chief Accounting Officer
Susan C. Gordon                             (Principal Accounting Officer)

*By:  /s/  Michael D. Fricklas                        May 5, 2000
      -------------------------------
      Michael D. Fricklas
        Attorney-in-Fact


                Westinghouse Savings Program. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of May, 2000.


                                 WESTINGHOUSE SAVINGS PROGRAM


                                   By: /s/    William A. Roskin
                                       -----------------------------------------
                                       Name:  William A. Roskin
                                       Title: Executive Vice President, Human
                                              Resources and Administration,
                                              Viacom Inc.



                CBS Employee Investment Fund. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of May, 2000.


                                CBS EMPLOYEE INVESTMENT FUND


                                  By: /s/    William A. Roskin
                                      ------------------------------------------
                                      Name:  William A. Roskin
                                      Title: Executive Vice President,
                                             Human Resources and Administration,
                                             Viacom Inc.

                Infinity Broadcasting Corporation Employees' 401(k) Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of May, 2000.


                                      INFINITY BROADCASTING CORPORATION
                                      EMPLOYEES' 401(k) PLAN


                                      By: /s/   William A. Roskin
                                          -------------------------------------
                                          Name: William A. Roskin
                                          Title: Executive Vice President, Human
                                          Resources and Administration, Viacom
                                          Inc.


                Infinity Broadcasting Corporation Employees' 401(k) Union Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of May, 2000.

                                      INFINITY BROADCASTING CORPORATION
                                      EMPLOYEES' 401(k) UNION PLAN


                                      By: /s/   William A. Roskin
                                          -------------------------------------
                                          Name: William A. Roskin
                                          Title: Executive Vice President, Human
                                          Resources and Administration, Viacom
                                          Inc.

                                  Exhibit Index

Exhibit No.       Description of Document

4.1               Restated Certificate of Incorporation of Viacom Inc.
                  (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-4 filed by the Registrant on November 24, 1999 (Registration No. 333-88613)).

4.2               By-laws of Viacom Inc. (incorporated by reference to Exhibit
                  3.2 to Amendment No. 3 to the Registrant's Registration Statement on Form S-4 filed by the Registrant on November 24, 1999 (Registration No. 333-88613)).

4.3 Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, among Viacom Inc., CBS Corporation and Viacom CBS LLC (incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-4 filed by the Registrant on November 24, 1999 (Registration No. 333-88613)).

4.4 CBS 1993 Long-Term Incentive Plan, amended as of July 28, 1999 (incorporated by reference to Exhibit 4.4 to the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

4.5 CBS 1991 Long-Term Incentive Plan, amended as of July 28, 1999 (incorporated by reference to Exhibit 4.5 to the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

4.6 CBS Corporation Deferred Compensation and Stock Plan for Directors, amended as of July 28, 1999 (incorporated by reference to Exhibit 4.7 to the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

4.7               The Westinghouse Savings Program (incorporated by reference to
                  Exhibit 4.15 of the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

4.8               CBS Employee Investment Fund (incorporated by reference to
                  Exhibit 4.16 of the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

4.9 Infinity Broadcasting Corporation Employee's 401(k) Plan (incorporated by reference to Exhibit 4.17 of the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S- 4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

4.10 Infinity Broadcasting Corporation Employee's 401(k) Union Plan (incorporated by reference to Exhibit 4. 18 of the Registrant's Post-Effective Amendment No. 1 on Form S- 8 to Form S-4 filed by the Registrant on May 5, 2000 (Registration No. 333-88613)).

5.1* Opinion of Michael D. Fricklas, Executive Vice President, General Counsel and Secretary of the Registrant, as to the legality of the securities being registered.

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of KPMG LLP.

23.3*             Consent of Mitchell & Titus, LLP.

23.4 Consent of Michael D. Fricklas, Executive Vice President, General Counsel and Secretary of the Registrant (included in
                  Exhibit 5.1).

24.1*             Powers of Attorney.

------------------
*  Filed herewith.